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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NNG, Inc. on Form S-4 of our report dated October 10, 2000, appearing in the Annual Report on Form 10-K of Litton Industries, Inc. for the year ended July 31, 2000 and to the reference to us under the heading "Experts" in the offer to purchase or exchange, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Los Angeles, California
January 31, 2001